UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2006

( Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On Monday, February 13, 2006, U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), issued a press release announcing that it has reached agreements in principle to increase its ownership interest in both Arnold Transportation Services Inc. ("Arnold") and Total Transportation of Mississippi LLC and affiliated companies ("Total"). The agreement in principle relating to Arnold was executed on Friday, February 10, 2006, and the agreement in principle relating to Total was executed on Sunday, February 12, 2006.

The Company, through its wholly-owned subsidiary Xpress Holdings, Inc. ("Xpress Holdings"), currently holds 49% of the outstanding stock of ATS Acquisition Holding Co. ("ATS") (the parent company of Arnold), and 49% of the outstanding stock of Transportation Investments Inc. (the parent company of Total) and certain affiliated companies (the "Total Companies"). Pursuant to the proposed transactions, Xpress Holdings would increase its holdings to 80% of the outstanding stock of ATS and the Total Companies through the purchase of stock owned by the current management teams of Arnold and Total for a total of $7.8 million in cash. The Arnold and Total management teams would continue to hold 20% of the outstanding stock of ATS and the Total Companies, respectively. The transactions, which are subject to customary closing conditions and execution of definitive agreements, are expected to close prior to the end of the first quarter of 2006.

The Arnold management team, led by President and Chief Executive Officer Mike Walters, and the Total management team, led by Co-Chief Executive Officers Rick Kale and John Stomps, will continue to manage their respective operations and utilize their existing facilities.

In the transactions contemplated by the agreements in principle, the Company (through Xpress Holdings) would retain options to purchase the remaining 20% of each of ATS and the Total Companies through December 8, 2007 and October 1, 2008, respectively. If the Company fails to exercise such options prior to such dates, the members of the current Arnold and Total management teams will have similar options to repurchase Xpress Holdings' interests in ATS and the Total Companies.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99.1	U.S. Xpress Enterprises, Inc. press release dated February 13, 2006 announcing agreements in principle to increase equity interest in Arnold Transportation and Total Transportation

The information contained in this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.
Date: February 16, 2006	BY:	/s/ Ray M. Harlin Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	U.S. Xpress Enterprises, Inc. press release dated February 13, 2006 announcing agreements in principle to increase equity interest in Arnold Transportation and Total Transportation